Exhibit 99.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, David Rayner, Chief Financial Officer of Time Warner Telecom Inc. (the “Registrant”), certifies that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended March 31, 2003 of the Registrant (the “Report”):

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ DAVID J. RAYNER
Name: Date:	David Rayner May 14, 2003

A signed original of this written statement required by Section 906 has been provided to Time Warner Telecom Inc. and will be retained by Time Warner Telecom Inc. and furnished to the Securities and Exchange Commission or its staff upon request